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                 AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES


                                   EXHIBIT 21
                            LISTING OF SUBSIDIARIES


Subsidiaries of the Company and the jurisdiction in which each company was incorporated are listed below. Unless otherwise indicated parenthetically, 100% of the voting securities of each subsidiary are owned by the Company. All companies indicated with an asterisk (*) are subsidiaries of AMVAC. All of the following subsidiaries are included in the Company's consolidated financial statements:



                    AMVAC Chemical Corporation                      California

                    GemChem, Inc.                                   California

                    2110 Davie Corporation                          California
                    (formerly ABSCO Distributing)

                    AMVAC Chemical UK Ltd.*                         Surrey, England

                    Environmental Mediation, Inc. (51%)             California

                    Calhart Corporation                             California

                    Manufacturers Mirror & Glass
                     Co., Inc.                                      California

                    Todagco (80%)*                                  California

                    American Vanguard Corporation
                     of Imperial Valley (90%)*                      California

                    AMVAC Ag-Chem*                                  California

                    AMVAC Chemical Corporation-Nevada*              Nevada
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